UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                              BROWSESAFE.COM, INC.
             (Exact name of registrant as specified in its charter)

                               NEVADA 35-2090110
      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)

                        7202 EAST 87TH STREET, SUITE 109
                          INDIANAPOLIS, INDIANA 46256

                             CONSULTING AGREEMENTS
                            (Full Title of the Plan)

                 MARK W. SMITH, 335 WEST 9TH STREET, SUITE 100,
                        INDIANAPOLIS, INDIANA 46204-3003
                    (Name and address of agent for service)

                          Copies of Communications to:

                                 MARK W. SMITH
                         7202 EAST 87TH STREET, SUITE 109
                           INDIANAPOLIS, INDIANA 46256

                         CALCULATION OF REGISTRATION FEE

                              CONSULTING AGREEMENTS

                                                        Proposed
                                          Proposed       Maximum
                                           Maximum      Aggregate    Amount of
Securities                Amount To Be  Offering Price   Offering  Registration
To Be Registered          Registered      Per Share        Price        Fee
Common Stock
$0.001 per share
(Issued Under Consulting
Agreements)                250,000        $4.50         $1,125,000  $297.00 (1)
                            50,000        $1.00         $   50,000   $13.20 (2)
                           100,000        $ .35            $35,000   $ 9.24 (2)
                           100,000        $ .70            $70,000   $18.48 (2)
                           100,000       $1 .40         $  140,000   $36.96 (2)
                                                                     ------
                                                            Total   $374.88

(1) Estimated pursuant to Rule 457(c) solely for purposes of calculating amount of registration fee, based upon the closing price of the Company's common Stock reported on March 17, 2000, as quoted on the National Quotation Bureau Pink Sheets.

(2) Calculated according to Rule 457(h), based upon the exercise price of options covering the underlying common stock to be issued under the consulting agreements.

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  PLAN INFORMATION

         This registration statement relates to the offer and sale of common stock, $.001 par value (the "Common Stock") of BrowseSafe.com, Inc. to two outside consultants. One agreement with Ronald Ardt (the "Ardt") represents payment by the Company to Ardt for services rendered in connection with the Confidential Investment Banking Consulting Agreement which is incorporated herewith and is an Exhibit hereto. In connection therewith, Ardt will be issued 550,000 shares of Common Stock in the aggregate. The second agreement is with Len Shorkey for services rendered in connection with a Consulting Agreement which is incorporated herewith and is an Exhibit hereto. In connection therewith, Shorkey will be issued 50,000 shares of Common Stock in the aggregate. This summary should be read in conjunction with said consulting agreements.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN INFORMATION

        Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus, other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the consulting agreements are available without charge by contacting:

                              BrowseSafe.com, Inc.
                        7202 East 87th Street, Suite 109
                          Indianapolis, Indiana 46256
                                  317-915-9301


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Company's Registration Statement, on Form 10-SB (File No. 0-282793), filed on November 24, 1999, including any amendments, is incorporated herein by reference. All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the foregoing Registration Statement are incorporated herein by reference. All other reports or documents filed by the Company pursuant to the requirements of Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports or documents. Any statements contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The description of the Company's Common Stock, the class of securities offered pursuant to this Registration Statement, is contained in the Company's Registration Statement, on Form 10-SB (File No. 0-282793), filed on November 24, 1999, and is incorporated herein by reference, including any subsequent amendments or reports filed for the purpose of updating that description.


ITEM 4.  DESCRIPTION OF SECURITIES

         The class of securities to be offered is registered under Section 12 of the Exchange Act.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's bylaws provide that it shall indemnify its officers and directors, and its former officers and directors, against all expenses (including attorney's fees), claims, judgments, liabilities, and amounts paid in settlement arising out of his or her services on behalf of the Company subject to the qualifications contained in Nevada law as it now exists, except that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct. Nevada law provides the Company cannot indemnify its officers, directors, employees and agents when it asserts a direct claim against them and a court of competent jurisdiction finds that they are liable to the Company except as allowed by a court of competent jurisdiction.

         Nevada law generally provides that a corporation shall have such power to indemnify officers, directors, employees and agents to the extent they acted in good faith in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Nevada law also generally provides in the event an officer, director, employee or agent shall be judged liable, enter into a settlement, or any other resolution of the claim, except when a claim is brought by the Company, such indemnification shall apply if approved by the court in which the action was brought, or by a majority vote of the board of directors (excluding any directors who were party to such action), or by independent legal counsel in a written opinion, or by a majority vote of stockholders. Nevada law also generally provides that in the event an officer, director, employee or agent is successful on the merits or otherwise in defense of any action, suit or proceeding, the Company shall indemnify him or her against expenses including attorneys' fees.

         As of March, 2000, the Company does not have, but reserves the right to purchase and maintain, directors and officers insurance insuring its directors and officers against any liability arising out of their status as such, regardless of whether the Company has the power to indemnify such persons against such liability under applicable law.

         Insofar as indemnification for liabilities arising under the Securities Exchange Act of 1934 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         Nevada Revised Statute Section 78.037 states that a Nevada corporation's articles of incorporation may include provisions to the effect that directors of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of distributions under Nevada Revised Statute Section 78.300. The Company's articles of incorporation include provisions of the type permitted by Nevada Revised Statute Section 78.037.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

         Reference is made to the Exhibit Index.


ITEM 9.  UNDERTAKINGS

         (1)      The undersigned registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To  reflect  in the  prospectus  any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15 (d) of Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on the 8th day of March, 2000.

                                            BROWSESAFE.COM, INC.


                                            By /s/ Mark W. Smith
                                               -------------------------
                                               Mark W. Smith, President/
                                               Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark W. Smith, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 8, 2000, by the following persons in the capacities indicated.


/s/ Ted P. O'Brien               Director and Vice President     March 8, 2000
-----------------------------
Ted P. O'Brien


/s/ Gregory P. Urbanski          Director and Chief Financial    March 8, 1999
-----------------------------    Officer
Gregory P. Urbanski


/s/ J. Marshall Gage             Director and Vice President     March 8, 2000
-----------------------------
J. Marshall Gage


                                  EXHIBIT INDEX

The following exhibits are filed as a part of the Registration Statement:

Exhibit 4.1     Confidential Investment Banking Consulting Agreement with Ronald
                Ardt

Exhibit 4.2     Consulting Agreement with Len Shorkey

Exhibit 5       Opinion Lowe Gray Steele & Darko, LLP

Exhibit 23.1    Consent of Katz Sapper & Miller, LLP

Exhibit 23.2    Consent of Lowe Gray Steele & Darko, LLP - included in Exhibit 5

Exhibit 24      Power of Attorney - included on the signature page hereof